Exhibit 32.1

CERTIFICATION PURSUANT TO
U.S.C., SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), I, Kimberly Wright, the undersigned Chief Executive Officer of Seguin Natural Hair Products, Inc., (the “Company”), herby certify that, to the best of my knowledge, the Report on Form 10-Q/A Amendment No. 2 of the Company for the period ended December 31, 2017 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.  A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: February 16, 2018

By:	/s/ Kimberly Wright
Kimberly Wright, Chief Executive Officer